EXHIBIT 10(e)

CTS CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the __________ (the "Grant Date") between CTS CORPORATION, an Indiana corporation (the "Company"), and __________ (the "Grantee").

1. Grant. Subject to the terms set forth in this Agreement and in the Company's 2018 Equity and Incentive Compensation Plan (the "Plan"), the Company hereby grants to the Grantee __________ Restricted Stock Units (the “Award”). Except as expressly provided herein, capitalized terms used herein shall have the meaning ascribed to such terms under the Plan. As used in this Agreement, the “Performance Period” means the three-year period beginning on __________ ___, 20__ and ending on __________ ___, 20__.

It is intended that this Agreement and its administration comply with the provisions of Section 409A of the Code (as defined below). Accordingly, notwithstanding any provision in this Agreement or in the Plan to the contrary, this Agreement and the Plan will be interpreted, applied and amended to the minimum extent necessary to comply with Section 409A of the Code, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code. As used herein, “Code” means the Internal Revenue Code of 1986 as amended from time to time, and any interpretations thereof issued by the U.S. Treasury Department on which the Company is permitted to rely.

2. Vesting and Settlement of Restricted Stock Units. The Award vests and becomes non-forfeitable, subject to the calculation of the Settlement Amount (as defined below), in one installment of 100% of the Award on the last day of the Performance Period (the "Vesting Date"), provided that the Grantee remained in the continuous employ of the Company through the end of the Performance Period.

Restricted Stock Units shall be settled on the basis of one Share for each vested Restricted Stock Unit. The Company shall distribute to the Grantee Shares equal to the number of Restricted Stock Units specified in Section 1 above, on or before March 15th of the year immediately following the end of the Performance Period (such date of distribution, the "Settlement Date"). The Company’s obligations to the Grantee with respect to vested Restricted Stock Units will be satisfied in full upon the distribution of one Share for each Restricted Stock Unit. On the Settlement Date(s), the Company shall credit the number of Shares to be distributed to the Grantee as of that Settlement Date to a book-entry account in the name of the Grantee held by the Company’s transfer agent. In no event may any Settlement Date be accelerated except in accordance with Section 409A of the Code.

The settlement of an Award for any Grantee may be as much as __________ the number of Restricted Stock Units specified in Section 1 above or as little as zero depending upon achieved results calculated on the basis set forth in Exhibit A to this Agreement (as so calculated, the “Settlement Amount”); provided, that the Company may, in its discretion, adjust a Grantee’s Settlement Amount after consideration of other business factors, including overall performance of the Company and the individual Grantee’s contribution to Company performance.

Notwithstanding anything to the contrary in this Agreement, upon the first to occur of the following events all Restricted Stock Units granted hereunder shall vest and become nonforfeitable and Shares shall be distributed to the Grantee, estate, guardian or designated beneficiary of the Grantee as the case may be, in settlement of Restricted Stock Units with respect to the events set forth in sections (a) through (d) below, as soon as reasonably practicable, but in no event later than 30 days after the occurrence of such event, and such date(s) of distribution shall be deemed to be the Settlement Date(s), and with respect to the events described in (e) below as described therein:

(a) Grantee’s becoming disabled, as defined by Section 409A of the Code;

(b) Grantee’s death;

(c) the termination of the Grantee's employment either (i) without Cause (as defined in Section 1(c) of any applicable Change in Control Severance Agreement between the Company and the Grantee for any Grantee subject to such an agreement or as defined below for such other Grantees), or (ii) for a reason consistent with the constructive termination provisions of Section 3(b) and Subsections (b)(i) through (b)(vi) (but not Subsection (b)(vii)) of any applicable Change in Control Severance Agreement between the Company and the Grantee for any Grantee subject to such an agreement), provided, that any such termination must occur with 24 months following a Change in Control;

(d) the occurrence of a Change in Control, if the successor or surviving company does not assume, substitute, or continue the Award on substantially similar terms or with substantially equivalent benefits (as determined by the Compensation and Talent Committee (the “Committee”) prior to the Change in Control) or if the stock of the successor or surviving company is not listed on the New York Stock Exchange or the NASDAQ Stock Market; or

(e) Grantee's Qualified Retirement, which means that the Grantee has (i) attained age 55; (ii) completed five years of service; and (iii) provided at least one year notice prior to his intended retirement date. Upon the occurrence of Grantee’s Qualified Retirement, the requirement of continued employment with the Company will lapse with respect to a prorated portion of the Award, determined by multiplying the Award by a fraction, the numerator of which is the number of full months of service the Grantee completes of the Performance Period and the denominator of which is _____. That portion of the Award shall vest and become non-forfeitable and Shares shall be distributed to the Grantee, estate, guardian or designated beneficiary of the Grantee as the case may be, in the settlement of vested Restricted Stock Units on or before March 15 of the year immediately following the end of the Performance Period.

The Settlement Amount to be paid upon the occurrence of the events described above shall be calculated as follows:

(x) upon the occurrence of a Grantee’s death or disability as described in 2(a) or (b) above, the Settlement Amount shall be equal to the greater of (1) 100% of the number of Restricted Stock Units specified in Section 1 above, or (2) the amount calculated pursuant to Section (y) below if occurring after a Change in Control;

(y) upon the occurrence of a Change in Control, the Settlement Amount for all purposes under this Agreement will be the greater of (1) the number of Restricted Stock Units specified in Section 1 above, and (2) the amount calculated based on the Company’s actual performance calculated from the Performance Period start date until the date of the occurrence of the Change in Control, as determined by the Committee in its sole discretion immediately prior to the Change in Control; and

(z) upon the occurrence of a Qualified Retirement as described in (e) above, the Settlement Amount shall be calculated as set forth in Exhibit A hereto as if the Grantee had remained employed by the Company for the entire measurement period and pro-rated as provided in 2(e) above; except, that, if such Qualified Retirement occurs following a Change in Control, the Settlement Amount shall be calculated as set forth in 2(y) above and pro-rated as provided in 2(e) above.

Unless the Committee determines otherwise in its sole discretion, if the Grantee’s employment with the Company terminates for any reason not specified above, all Restricted Stock Units granted hereunder which have not vested as of the date of such termination of employment shall be permanently forfeited on such termination date.

3. Tax Withholding. The Company shall have the right to deduct from any compensation due the Grantee from the Company any federal, state, local or foreign taxes required by the law of any jurisdiction to be withheld in connection with the grant of Restricted Stock Units, the issuance of Shares or the vesting of Restricted Stock Units pursuant to this Agreement. The Company shall retain Shares otherwise deliverable on the Settlement Date in an amount sufficient to satisfy the amount of tax required to be withheld provided that such amounts shall not exceed the statutorily required maximum withholding. The determination of the number of Shares retained for this purpose shall be based on the Fair Market Value of the Shares. Tax withholding shall be calculated based on the Fair Market Value of the Shares on the Settlement Date. In the event that the retention of Shares to satisfy withholding taxes would otherwise result in the delivery of a fractional Share, the Company will round up to the next whole Share and apply the value of the fractional Share to the recipient's tax obligations or, in the alternative, the Company may make such other arrangements to avoid the issuance of a fractional Share as may be permitted by law. No Shares shall be transferred to the Grantee hereunder until such time as all applicable withholding taxes have been satisfied. The Company will not retain Shares as described herein unless tax withholding applies under the laws of the local jurisdiction. To the extent that the amounts payable to the Grantee are insufficient for such withholding, it shall be a condition to the issuance of Shares or the grant or vesting of the Restricted Stock Units, as the case may be, that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

4. Rights Not Conferred. The Grantee shall have none of the rights of a stockholder with respect to the Restricted Stock Units, including the right to receive dividends or vote stock. Until distribution, the Company’s obligation will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held as collateral security for the obligations of the Company hereunder, and all assets of the Company will be subject to the claims of the Company’s creditors. Nothing contained in the Plan or in this Agreement shall confer upon the Grantee any right with respect to continued employment by the Company or any subsidiary thereof or interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

5. Agreement Not Assignable. This Agreement and the Restricted Stock Units awarded hereunder are not transferable or assignable by the Grantee; provided that no provision herein shall prevent the distribution of shares to the Grantee’s estate or designated beneficiary as provided in Section 2.

6. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or corporate transaction or event having an effect similar to the foregoing, the Committee shall adjust the Award, as provided by the Plan.

7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

8. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment to the Plan or the Agreement shall adversely affect the value or number of the Grantee’s Restricted Stock Units without the Grantee’s written consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

9. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

10. Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salary or other similar terms used when calculating the Grantee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

11. Severability. If any provision of the Plan or this Agreement is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or award hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or award, such provision shall be stricken as to such jurisdiction or award, and the remainder of the Plan or Agreement shall be in full force and effect.

12. Construction. The Restricted Stock Units granted hereunder are being issued pursuant to the Plan and are subject to the terms of the Plan. A copy of the Plan has been given to the Grantee, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

13. Data Protection. By signing below, the Grantee expressly consents to the transfer and use of personal data by the Company and its agents in connection with the administration of this Award.

14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

___________________

Grantee: __________

CTS CORPORATION

By: __________________________________

[NAME]

[TITLE]

By: __________________________________

[NAME]

[TITLE]

EXHIBIT A

Performance Goals are based on two metrics with a modifier as noted below:

1.
Three-Year Sales Growth – Weighted _____%

3 yr <___% ≥___% ≥___% ≥___% ≥___%

Annualized <___% ___% ___% ___% ___%

Award ___% ___% ___% ___% ___%

2.
Three-Year Operating Cash Flow – Weighted _____%

3 yr <___ ≥___ ≥___ ≥___ ≥___

Annualized <___ ≥ ___ ≥___ ≥___ ≥___

Award ___% ___% ___% 150% 200%

▪
Settlement Amounts for Three-Year Sales Growth and Three-Year Operating Cash Flow, will be interpolated between established measurement levels.
▪
After the Three-Year Sales Growth and Three-Year Operating Cash Flow threshold is met, the Settlement Amount for the Three-Year Sales Growth and Three-Year Operating Cash Flow Performance Goals will be interpolated between the established steps or levels. There will be no interpolation of Settlement Amounts for performance of the combined factors below threshold.
▪
Three-Year Relative Total Stockholder Return (“RTSR”) is a modifier. The results of the Three-Year Sales Growth and Three-Year Operating results calculation may be increased or decreased by _____% based on RTSR performance. Above the _____th percentile achievement under the Plan will be increased by _____%, below the _____th percentile, achievement under the Plan will be decreased by _____%.
▪
Three-Year Sales Growth and Three-Year Operating Cash Flow will be determined on the basis of the Company’s audited financial statements for the relevant periods.
▪
Three-Year RTSR will be determined as set forth in Exhibit A-1 attached.

Exhibit A-1

Determining Three-Year Relative Total Stockholder Return

For purposes of calculating Three-Year Relative Total Stockholder Return (rounding shall be to the nearest tenth of a percent, with all hundredths of a percent equal to or greater than 5 rounded up to the nearest tenth of a percent):

•
Company Return. For the Performance Period, the Company’s Total Stockholder Return will be a percentage amount determined based on (1) the average closing price of the Company’s Shares for the _____ business days immediately preceding the last trading day of the Performance Period (including aggregate dividends for the Performance Period) compared to (2) the average closing price of the Company’s Shares for the _____ business days immediately preceding the first trading day of the Performance Period.
•
Peer Return. For the Performance Period, the Total Stockholder Return for each company in the Peer Group, (each a “Peer”) will be a percentage amount determined based on (1) the average closing price of each Peer’s shares for the _____ business days immediately preceding the last trading day of the Performance Period (including aggregate dividends for the Performance Period) compared to (2) the average closing price of each Peer’s shares for the _____ business days immediately preceding the first trading day of the Performance Period.
•
Company Ranking. For each Performance Period, the Company’s and each Peer’s Total Stockholder Return will be ranked in decreasing order. Three-Year Relative Total Stockholder Return equals the percentile rank (expressed as a percentage) of the Company’s Total Stockholder Return when compared to the rankings, from lowest to highest, of the Total Stockholder Returns of the Peers comprising the Peer Group for the Performance Period.
•
For purposes of this calculation, the Peers are as follows, subject to adjustment as described below.

Peer Group ( Peers)

NAME SYMBOL STOCK EXCHANGE

Peer Group Adjustment Protocol

1.
The Compensation and Talent Committee of the Board of Directors may determine, based on the following criteria, that a Peer may be removed from the group and may, but shall not be required to, elect to replace such Peer with a company it deems comparable.

2.
If a Peer files for bankruptcy and/or liquidation, is operating under bankruptcy protection, or is delisted from its stock exchange because it fails to meet the exchange listing requirement, then it clearly shows bad performance and will remain in the Peer Group as a bottom performer unless the Compensation and Talent Committee elects to remove such Peer from the Peer Group.

3.
If, as of the last date of the Performance Period, a Peer no longer exists as a business entity for any other reason than bad performance, then:
•
such Peer will be removed from the Peer Group for purposes of the Performance Period; and
•
the Three-Year Relative Total Stockholder Return for the Performance Period will be calculated as if such Peer had never been a member of the Peer Group.

4.
If, as of the last date of the Performance Period, a Peer has ceased to be traded on any of the New York Stock Exchange, the Nasdaq Stock Market LLC, the London Stock Exchange, or the NYSE American,

•
such Peer will be removed from the Peer Group for purposes of the Performance Period; and
•
the Three-Year Relative Total Stockholder Return for the Performance Period will be calculated as if such Peer had never been a member of the Peer Group.
5.
If any member of the Peer Group is acquired, merged, or otherwise assumed by another business entity and the resulting legal entity is substantially the same in size and nature of business, then that entity will remain in our Peer Group even if the new entity has a different name, ticker symbol, etc.; provided, that, if an acquisition substantially changes the former Peer’s business in size, scope, nature, etc., the CEO and CFO of the Company may recommend, and the Compensation and Talent Committee may determine, that the new entity be removed from the Peer Group and the Three-Year Relative Total Stockholder Return for the Performance Period will be calculated as if such Peer had never been a member of the Peer Group.